EXHIBIT 99.1







            UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 11-K


          [X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


               For the fiscal year ended December 31, 1995

                                   OR

           [ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934


     For the transition period from                to


                       Commission File No. 1-4778


  A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


                           TALLEY SAVINGS PLUS
                    THE EMPLOYEE STOCK PURCHASE PLAN
           OF TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES



  B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:



                         TALLEY INDUSTRIES, INC.

                         2702 North 44th Street
                         Phoenix, Arizona 85008

                            TALLEY SAVINGS PLUS
                     THE EMPLOYEE STOCK PURCHASE PLAN
                                    OF
             TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES


         INDEX OF FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES




                                                           Pages

Report of Independent Accountants                           F-1


Financial Statements:

   Statement of Financial Condition -  December 31, 1995
      and 1994                                              F-2

   Statement of Income and Changes in Plan Equity -
      For the years ended December 31, 1995, 1994 and 1993  F-3

   Notes to Financial Statements                            F-4


Schedules:

   Schedules I, II and III have been omitted because the required information is shown in the financial statements.

Exhibits:

   None

                     Report of Independent Accountants





To the Participants and Administrator
of Talley Savings Plus, The Employee
Stock Purchase Plan of Talley
Industries, Inc. and Affiliated Companies


In our opinion, the accompanying statement of financial condition and the related statement of income and changes in plan equity present fairly, in all material respects, the financial condition of Talley Savings Plus, The Employee Stock Purchase Plan of Talley Industries, Inc. and Affiliated Companies at December 31, 1995 and 1994, and the changes in its plan equity for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based upon our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.









PRICE WATERHOUSE LLP

Phoenix, Arizona
February 22, 1996

                            TALLEY SAVINGS PLUS
                     THE EMPLOYEE STOCK PURCHASE PLAN
                                    OF
             TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES

                     STATEMENT OF FINANCIAL CONDITION



                                               December 31,
                                        -------------------------
ASSETS                                      1995         1994
                                        -----------  ------------
  Investments, at market:

    Common Stock of Talley Industries,
    Inc. - 770,193 shares and 824,224
    shares (cost $5,641,754 and
    $5,969,341) in 1995 and 1994,
    respectively                       $ 6,642,915   $ 6,387,737

    Preferred Stock (Series B
    convertible) of Talley Industries,
    Inc. - 406,394 and 399,394 shares
    (cost $6,787,001 and $6,680,702)
    in 1995 and 1994, respectively       6,603,903     5,042,349

    Money market fund and cash             182,095        97,186

  Receivables from Talley Industries,
   Inc. and Affiliated Companies:
  Employee contributions                    35,689        34,212
  Employer contributions                    17,841        17,088

  Interest receivable                          965           526
                                       -----------   -----------
       Total assets                     13,483,408    11,579,098
                                       -----------   -----------
LIABILITIES

  Forfeiture payable                        21,020        12,653
                                       -----------   -----------
       Total liabilities                    21,020        12,653
                                       -----------   -----------

Plan equity                            $13,462,388   $11,566,445
                                       ===========   ===========


The accompanying notes are an integral part of the financial statements.

                            TALLEY SAVINGS PLUS
                     THE EMPLOYEE STOCK PURCHASE PLAN
                                    OF
             TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES

              STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY



                                    Years Ended December 31,
                             ------------------------------------
ADDITIONS:                       1995        1994       1993
                             -----------  -----------  ----------
  Interest income            $     8,819  $     3,751  $   11,577
  Realized gains                   9,094       45,519           -
  Unrealized appreciation
    in market value of
    investments                2,038,018    2,213,402   4,247,228

  Contributions:
    Employee                     968,757      940,921     935,332

    Employer                     502,442      712,901     696,695
                             -----------  -----------  ----------
                               3,527,130    3,916,494   5,890,832
                             -----------  -----------  ----------
DEDUCTIONS:

  Withdrawals and terminations 1,622,820    2,057,728     807,201

  Forfeitures                      8,367       18,350      32,966

  Interest expense                    -        15,556      31,720
                             -----------  -----------  ----------
                               1,631,187    2,091,634     871,887
                             -----------  -----------  ----------
      Net increase             1,895,943    1,824,860   5,018,945

PLAN EQUITY:

  Beginning of year           11,566,445    9,741,585   4,722,640
                             -----------  -----------  ----------
  End of year                $13,462,388  $11,566,445  $9,741,585
                             ===========  ===========  ==========






The accompanying notes are an integral part of the financial statements.

                            TALLEY SAVINGS PLUS
                     THE EMPLOYEE STOCK PURCHASE PLAN
                                    OF
             TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES


                       NOTES TO FINANCIAL STATEMENTS




SIGNIFICANT ACCOUNTING POLICIES

The accounts of the Plan are maintained on an accrual basis. Assets of the Plan are valued at current value. Securities are valued in an active market at the last reported sales price on the last business day of the year. Benefits are recorded when paid.


DESCRIPTION OF PLAN

The following brief description of the Talley Savings Plus Plan is provided for general information purposes only. Reference should be made to the Plan agreement for more complete information.

General       -  Talley Savings Plus is an employee stock purchase
                 plan adopted January 1, 1984 for the employees of Talley Industries, Inc. and Affiliated Companies.
                 The Plan is classified as a "defined contribution plan", an "individual account plan" and an "employee pension benefit plan" under the Employee
                 Retirement Income Security Act of 1974 (ERISA).
                 A participant's benefits at any time depend on the amount credited to his individual account and accordingly the Company, the Committee and the Trustee do not guarantee any level of benefits.

Eligibility   -  Employees eligible to participate under the Plan
                 are those who have attained the age of twenty-one
                 (21) years and have completed one (1) "year of continuous service" as defined in the Plan.
  Employee
Contributions -  Each eligible employee who elects to participate may contribute, out of amounts he or she would otherwise receive in cash, 1% to 5% of his or her pretax compensation from the Company to the Plan's trust fund.

  Employer
Contributions -  For so long as the Plan is in effect, the Company will contribute property having a value equal to 50% of employee contributions. Under the terms of the Plan, the Company may contribute Common stock, Series B $1.00 Cumulative Convertible Preferred

                            TALLEY SAVINGS PLUS
                     THE EMPLOYEE STOCK PURCHASE PLAN
                                    OF
             TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES

                 NOTES TO FINANCIAL STATEMENTS (Continued)




  Employer
Contributions - stock, cash or other property.  The Company made
  (Cont.) additional contributions to the Plan of .5% of the aggregate compensation of those employees who were participants in the payroll stock ownership plan (PAYSOP) prior to the Tax Reform Act of 1986, which repealed the PAYSOP provision in the tax code. In its sole discretion, the Company may make a contribution to the Plan in such amount as it may determine, from time to time. Such contributions may be made without regard to the existence of profits. The Company's discretionary contribution is allocated based on the relationship of the Company contribution account balances of participants eligible for discretionary contribution to Company contribution account balances for all participants. In addition, in its sole discretion, the Company may make a contribution to the Plan for the purpose of paying the interest due on notes payable. The Company contributions for the match of 50% of the employee contributions, for the discretionary contribution, and for the interest payments were $489,897, $12,545 and $ -0-, respectively, in 1995 and $471,297, $227,997 and $13,607, respectively,
                in 1994.

Investment
 Program      - Amounts contributed at an employee's direction,
                along with all contributions made by the Company other than PAYSOP contributions, are invested in one fund consisting of shares of Common stock and Series B Preferred stock of the Company and a money market fund. PAYSOP contributions are invested solely in Common stock of the Company. Investment earnings or losses are allocated monthly based on beginning of month balances of the respective participant's accounts. During 1994, 33,405 unallocated shares, which collateralized a note payable, were released and allocated to participant accounts as principal payments were made on the loan collateralized by such shares. The note payable was paid off in 1994.

                            TALLEY SAVINGS PLUS
                     THE EMPLOYEE STOCK PURCHASE PLAN
                                    OF
             TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES


                 NOTES TO FINANCIAL STATEMENTS (Continued)




Investment
 Program      - During the years ended December 31, 1995 and 1994,
 (Cont.) the Plan sold 14,900 shares and 60,863 shares, respectively, of Common stock for proceeds of $116,214 and $467,708, respectively. There were no sales of securities in 1993. There were distributions of stock to participants, related to withdrawals and terminations, valued at $331,191, $560,687 and $373,076 for 1995, 1994 and 1993,
                respectively.

Vesting       - Each participant will at all times be fully vested
                as to all amounts credited or allowable to him under the participant's own employee contribution account and the Company PAYSOP account. Company matching contributions will vest 20% per year of
                service until fully vested;   however,  such
                contributions will be fully vested upon termination by death, disability or retirement, upon attainment of age 65 or upon termination of the Plan or complete discontinuance of Company matching contributions. Non-vested Company contributions will be forfeited upon termination of employment with the Company. Amounts allowable as forfeitures will be applied to Plan expenses.

Distributions - Upon the death, disability, retirement or other separation from employment of a participant, distribution of all vested amounts credited to such participant will be made in a lump sum. All such distributions will be in cash or Company Common stock or Series B Preferred stock at the discretion of the Committee, except the participant may request that distribution from his accounts be made in Common stock or Series B Preferred stock of the Company, in which event distribution from the accounts will be made in such stock.

                            TALLEY SAVINGS PLUS
                     THE EMPLOYEE STOCK PURCHASE PLAN
                                    OF
             TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES


                 NOTES TO FINANCIAL STATEMENTS (Continued)




Expenses     -  Commissions and trustee fees and other
                administrative expenses are paid by the Company to the extent not paid by forfeitures. The Company has also contributed amounts to the plan to pay the interest expense on the note payable.

Participants -  At December 31, 1995 there were 826 participants in the Plan.


INCOME TAX STATUS

Talley Industries, Inc. has received a ruling from the Internal Revenue Service substantiating that the Plan qualifies under
Section 401 of the Internal Revenue Code of 1986. The Company restated the plan documents effective January 1, 1994 to comply with the Tax Reform Act of 1986, subsequent legislation and applicable regulations. A request for a new determination letter on March 1995 is still pending due to IRS backlog. A plan that qualifies is exempt from Federal Income Tax, and amounts contributed are not taxed to the employee until a distribution from the Plan is received. If a former employee receives a full distribution of his or her Plan accounts due to his or her termination of employment with the Company, he or she will realize taxable income in an amount by which the value of his or her distribution exceeds the amount of his or her own undistributed contributions that have previously been taxed. Under federal laws effective beginning in 1993, the Company is required to withhold 20% of each distribution a participant receives unless the distribution is transferred directly into an IRA or a qualified plan, or unless the distribution is specifically exempted by the law.

In addition to the foregoing tax consequences, special rules are applicable if the distribution to the employee includes shares of Common stock. If the employee receives a lump sum distribution of the entire vested amount of his or her accounts in a single taxable year due to separation from employment, and the distribution includes shares of Common stock, the difference between the fair market value of the stock distributed and its cost to the Trustee (the "net unrealized appreciation"), if the fair market value is greater than such cost, is not recognized for tax purposes at the time of distribution. Only the aggregate cost of the distributed

                            TALLEY SAVINGS PLUS
                     THE EMPLOYEE STOCK PURCHASE PLAN
                                    OF
             TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES


                 NOTES TO FINANCIAL STATEMENTS (Continued)




INCOME TAX STATUS, (CONTINUED)

stock to the Trustee is includable in the employee's gross income at the time of distribution. When the employee disposes of the stock in a subsequent sale or taxable transfer, any excess of the amount realized by such recipient over the costs of such stock to the Trustee will constitute and be taxed as a capital gain.

Reconciliation of Financial Statements to the Annual Return/Report of Employee Benefit Plan (Internal Revenue Service Form 5500)

The following is a reconciliation of net assets available for benefits per the financial statements and the net assets available per the Form 5500:

                                           December 31,
                                   --------------------------
                                       1995           1994
                                   -----------    -----------
Net assets available for benefits
  per the financial statements     $13,462,388    $11,566,445
Amounts allocated to withdrawing
  participants                         (60,108)      (176,254)
                                   -----------    -----------
Net assets available for benefits
  per the Form 5500                $13,402,280    $11,390,191
                                   ===========    ===========


The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:


                                             Year Ended
                                         December 31, 1995
                                      ----------------------
Benefits paid to participants
  per the financial statements            $1,622,820
Amounts allocated to withdrawing
  participants at December 31, 1995           60,108
Amounts allocated to withdrawing
  participants at December 31, 1994         (176,254)
Benefits paid to participants per         ----------
  the Form 5500                           $1,506,674
                                          ==========

                            TALLEY SAVINGS PLUS
                     THE EMPLOYEE STOCK PURCHASE PLAN
                                    OF
             TALLEY INDUSTRIES, INC. AND AFFILIATED COMPANIES


                 NOTES TO FINANCIAL STATEMENTS (Continued)




RECONCILIATION OF FINANCIAL STATEMENTS TO THE ANNUAL RETURN/REPORT OF EMPLOYEE BENEFIT PLAN (INTERNAL REVENUE SERVICE FORM 5500),
CONTINUED

Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to year end, but not yet paid.

Note Payable

Pursuant to a 1986 amendment to the Plan which gives the Administration Committee authority to direct the trustee to borrow funds to purchase Company securities, a promissory note for $2,000,000 was executed on April 17, 1989. The note payable was paid off in 1994.